     As filed with the Securities and Exchange Commission on July 25, 1996
                                                    Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                     UNDER THE
                               SECURITIES ACT OF 1933


                               AVID TECHNOLOGY, INC.
- --------------------------------------------------------------------------------
                  (Exact name of registrant as specified in its charter)


           Delaware                                      04-2977748
- -------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


Metropolitan Technology Park, One Park West, Tewksbury, MA             01876
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


                  1993 DIRECTOR STOCK OPTION PLAN, AS AMENDED
- --------------------------------------------------------------------------------
                           (Full Title of the Plan)


                               William J. Miller
               Chief Executive Officer and Chairman of the Board
                             Avid Technology, Inc.
                         Metropolitan Technology Park
                                 One Park West
                             Tewksbury, MA  01876
- --------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)


                                (508) 640-6789
- --------------------------------------------------------------------------------
         (Telephone number, including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                            Proposed      Proposed
           Title of                          Maximum       Maximum      Amount
          Securities           Amount       Offering      Aggregate    of Regi-
            to be               to be       Price Per     Offering     stration
          Registered         Registered     Share(1)      Price(1)       Fee(1)
- --------------------------------------------------------------------------------
        Common Stock,
        $.01 par value     100,000 shares   $ 16.6875    $ 1,668,750  $   575.44
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market Systems' quotation system on July 22, 1996.

                       Statement of Incorporation by Reference
                       ---------------------------------------

              This Registration Statement on Form S-8 incorporates by

         reference the contents of the Registration Statement on Form S-8,

         File No. 33-64128 relating to the Registrant's 1993 Director Stock

         Option Plan.

                                     SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on July 25, 1996.


                                       AVID TECHNOLOGY, INC.



                                       By: /s/ William J. Miller
                                           -------------------------------------
                                           William J. Miller
                                           Chief Executive Officer and
                                           Chairman of the Board

                                  POWER OF ATTORNEY

         We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint William J. Miller, C. Edward Hazen, Frederic G. Hammond and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the registration statement filed herewith, and any and all amendments (including post-effective amendments) to said registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securites Act of 1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Witness our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature             Title                            Date
         ---------             -----                            ----

    /s/ William J. Miller      Chief Executive Officer        ) July 25, 1996
    ---------------------------                               )
         William J. Miller     and Chairman of the Board      )
                               (Principal Executive Officer)  )
                                                              )
    /s/ Jonathan H. Cook       Vice President, Finance,       ) July 25, 1996
    ---------------------------                               )
         Jonathan H. Cook      Administration and             )
                               Chief Financial Officer        )
                               (Principal Financial Officer   )
                               and Principal Accounting       )
                               Officer)                       )
                                                              )
    /s/ Charles T. Brumback    Director                       ) July 22, 1996
    ---------------------------                               )
         Charles T. Brumback                                  )
                                                              )
                                                              )
    /s/ William E. Foster      Director                       ) July 25, 1996
    ---------------------------                               )
         William E. Foster                                    )
                                                              )
                                                              )
    /s/ Peter C. Gotcher       Director                       ) July 22, 1996
    ---------------------------                               )
         Peter C. Gotcher                                     )
                                                              )
                                                              )
    /s/ Robert M. Halperin     Director                       ) July 25, 1996
    ---------------------------                               )
         Robert M. Halperin                                   )
                                                              )

    /s/ William S. Kaiser      Director                       ) July 25, 1996
    ---------------------------                               )
         William S. Kaiser                                    )
                                                              )
                                                              )
    /s/ Paul A. Maeder         Director                       ) July 25, 1996
    ---------------------------                               )
         Paul A. Maeder                                       )
                                                              )
                                                              )
    /s/ Curt A. Rawley         Director                       ) July 25, 1996
    ---------------------------                               )
         Curt A. Rawley                                       )
                                                              )
                                                              )
    /s/ William J. Warner      Director                       ) July 25, 1996
    ---------------------------                               )
         William J. Warner                                    )

                                  INDEX TO EXHIBITS


         Exhibit
         Number                        Exhibit                        Page
         -------                       -------                        ----

           4.1        Third Amended and Restated Certificate of
                      Incorporation of the Registrant, as amended       *

           4.2        By-Laws, as amended, of the Registrant           **

           4.3        Certificate of Designation establishing
                      Series A Junior Participating Preferred
                      Stock and Certificate of Correction             ***

           4.4        Specimen Certificate representing the
                      Registrant's Common Stock                        **

           4.5        Rights Agreement, dated as of
                      February 29, 1996, between the Registrant
                      and The First National Bank of Boston,
                      as Rights Agent                                ****

           5.1        Opinion of Hale and Dorr

          23.1        Consent of Hale and Dorr (included in
                      Exhibit 5.1)

          23.2        Consent of Coopers & Lybrand L.L.P.

          23.3        Consent of Ernst & Young LLP

          24.1        Power of Attorney (included on the
                      signature page of this registration
                      statement)

- ----------------------------------------
          * Incorporated by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (as filed with the Commission on May 15,
              1995).

         ** Incorporated by reference from Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.

         *** Incorporated by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K (File No. 0-21174) for the year ended December 31, 1995, as filed with the Commission on April 1, 1996.

         **** Incorporated by reference from the Registrant's Current
              Report on Form 8-K (File No. 0-21174), as filed with the Commission on March 8, 1996.